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                                                                EXHIBIT 10.12

                           [CHARLES KRUG LETTERHEAD]

February 14, 1995


R.H. Phillips
26836 County Road 12A
Esparto, CA 95627


Attn: Bob Moore and Karl Giguiere

Pursuant to our conversation today, C. Mondavi & Sons agree to sell approximately 1000 tons of Dunnigan Chardonnay in 1995, 700-800 tons in 1996 and 700+ tons in 1997. We do need 500 to 550 tons in 1995, so this should be no problem.

Terms are eight (8) equal monthly payments beginning January 15 and ending August 15 of each year. Price is to be the previous year's average of District 11 as published in the CDF&A final report. Interest is to begin on November 1 and is based on Bank of America's prime rate +1% as published on November 1, each year. Buyer may prepay without penalty.

If these terms are agreeable with you, please sign and date in the appropriate space below, and return the original to me.




C. Mondavi & Sons                       Acknowledge and agree to above terms:


/s/ M. C. Mondavi           3-16-95     /s/ R. Moore                   3-31-95
- -----------------------------------     --------------------------------------
Seller                        Date      Buyer                           Date



MCM/clp


Marc/Contrac1